Exhibit 2.1.4
AMENDMENT NO. 3
to the
PURCHASE AND SALE AGREEMENT
by and between
CARDINAL HEALTH, INC.
and
PHOENIX CHARTER LLC

Dated as of January 25, 2007
Amendment No. 1 Dated as of March 9, 2007
Amendment No. 2 Dated as of April 10, 2007
Amendment No. 3 Dated as of June 22, 2007

AMENDMENT NO. 3 TO
PURCHASE AND SALE AGREEMENT
     This AMENDMENT NO. 3, dated as of June 22, 2007 (this “Amendment”), to the Purchase and Sale Agreement, dated as of January 25, 2007, as amended by Amendment No. 1 dated as of March 9, 2007 and Amendment No. 2 dated as of April 10, 2007 to the Purchase and Sale Agreement (collectively, the “Purchase Agreement”), is by and between Cardinal Health, Inc., an Ohio corporation (“Seller”), and Phoenix Charter LLC, a Delaware limited liability company (“Purchaser”).
RECITALS
     WHEREAS, in accordance with Section 11.8 of the Purchase Agreement, Seller and Purchaser desire to amend the Purchase Agreement as set forth in this Amendment; and
     WHEREAS, all capitalized terms used but not defined in this Amendment shall have the meaning ascribed to such terms in the Purchase Agreement.
     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Seller and Purchaser agree as follows:
     1. Extension of Time for Delivery of Adjusted Closing Statement. Section 2.4(e) of the Purchase Agreement is amended to replace “within 30 days after delivery of the Adjusted Closing Statement” with “by no later than July 6, 2007”.
     2. Miscellaneous. Sections 1.3(c) (Interpretation; Absence of Presumption), 11.1 (Counterparts), 11.2 (Governing Law; Jurisdiction and Forum; Waiver of Jury Trial), 11.5 (Notices), 11.6 (Successors and Assigns), 11.7 (Third-Party Beneficiaries), 11.8 (Amendments and Waivers), 11.10 (Severability) of the Purchase Agreement are restated in this Amendment in full, with the exception that references to “this Agreement” shall be references to “this Amendment.”
     3. Remainder of Agreement. Except as expressly set forth in this Amendment, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the provision of the Purchase Agreement or any exhibit or schedule to the Purchase Agreement, all of which provisions shall continue to be in full force and effect. Whenever the Purchase Agreement is referred to in the Purchase Agreement or in any other agreement, document or instrument, such reference shall be deemed to be to the Purchase Agreement, as amended by this Amendment.
[Remainder of page left intentionally blank]

     IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the parties as of the day first above written.

CARDINAL HEALTH, INC.
By:	/s/ Brendan A. Ford
Name:
Title:

PHOENIX CHARTER LLC
By:	/s/ Bruce McEvoy
Name:
Title:

[Signature Page to Amendment No. 3 to Purchase Agreement]